EXHIBIT 99.1

April 1, 2008

Corporate Equity Investments, Inc.
5775 Blue Lagoon Drive, Suite 100
Miami, FL 33126

Dear Sir or Madam:

I hereby resign as a director and as president, secretary and treasurer of Corporate Equity Investments, Inc. (the “Company”), effectively immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

By:	/s/ Luz M. Weigel
Luz M. Weigel

cc:           Florida Dept. of State, Div. of Corporations